Exhibit 99.1

NMS Communications Announces Financial Results for the Fourth Quarter and Year Ended December 31, 2003

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Jan. 21, 2004--NMS Communications (NASDAQ: NMSS), provider of communications technologies and solutions for next-generation enhanced communications services and efficient networks, today announced results for the fourth quarter and for the year ended December 31, 2003.
    Total revenues for the fourth quarter of 2003 were $23.5 million compared to $21.8 million in the third quarter of 2003, an increase of 8%, and compared to $19.3 million for the corresponding quarter in 2002, an increase of 21%. Net loss for the fourth quarter was $1.8 million or $0.05 per share, compared to a net loss of $37.3 million or $1.03 per share reported for the fourth quarter of 2002. Included in the fourth quarter loss for 2002 were restructuring and impairment charges of $35.7 million.
    Revenues for the year ended December 31, 2003 were $87.1 million compared to $102.7 million for the year ended December 31, 2002, a decrease of 15%. Net loss for the year ended December 31, 2003 was $56.0 million or $1.54 per share, versus a net loss of $98.5 million or $2.73 per share reported for the year ended December 31, 2002. Included in the twelve month losses were restructuring and impairment charges of $32.7 million and $77.5 million in 2003 and 2002, respectively.
    Cash, cash equivalents, and marketable securities balance on December 31, 2003 was $59.9 million compared to $61.9 million at the close of the previous quarter. During the fourth quarter the Company repurchased $2.0 million of convertible debt, bringing the remaining balance to $57.7 million on December 31, 2003.

    Business Perspective

    "We closed 2003 with an improving sales picture, a stronger financial model, and an industry environment that appears more rational. In Q4 we had our fourth consecutive quarter of sequential revenue growth, and combined with a cost structure appropriately sized to our business, it keeps us on a path to achieve our goal of operating profit breakeven in the first quarter of 2004," said Bob Schechter, NMS Communications chairman and CEO.
    "We enter 2004 with a profitable and growing set of core businesses and a foundation for additional growth towards the second half of the year from our new product initiatives. AccessGate(TM), our wireless access gateway, built to reduce carriers' network operating expense, and the MyCaller(TM) ringback tone offering launched in collaboration with content provider partners, are in lab and field trials with major operators in the US and Europe," Schechter continued.
    "In our core businesses, we introduced an embedded version of Studio Sound(R), our voice quality software, giving operators greater flexibility in upgrading their networks, especially as they move to VoIP. And, during the fourth quarter, we launched the Open Access(TM) framework of standards-based IP-enabled products for next-generation communications applications and solutions. The successful launch of these new products, traction with additional channel partners to improve our market coverage, and a solid pace of design wins further strengthen our position as we enter 2004.
    "While the past three years have been challenging for our company and the telecom industry, our optimism is building and we remain confident that by successfully executing our business plan, we will create real value for our shareholders," Schechter concluded.

    NMS Conference Call Web Cast

    NMS Communications issues web casts for its conference calls to assure the broad dissemination of information in real time. To access the Fourth Quarter and 2003 conference call, which is scheduled for 5:00 p.m. ET today, log on to the company website at www.nmscommunications.com and click on the web cast icon in the Investor Relations section.

    About NMS Communications

    NMS Communications (NASDAQ:NMSS) is a leading provider of communications technologies and solutions, enabling new enhanced services and efficient networks that help our customers grow their revenues and profits. Visit www.nmscommunications.com for more information.

    Statements in this document expressing the beliefs and expectations of management regarding future performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's new solutions strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2002. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

    NMS Communications, AccessGate, MyCaller, Open Access are trademarks of and Studio Sound is a registered trademark of NMS
Communications Corporation. All other product or corporate references may be trademarks or registered trademarks of their respective companies.



                          NMS COMMUNICATIONS
                 Consolidated Statements of Operations
                   (In $000's except per share data)
                              (Unaudited)

                                 For the Three      For the Twelve
                                  Months Ended       Months Ended
                                  December 31,       December 31,
                               ------------------  ------------------
                                  2003      2002      2003      2002

Revenues                       $23,460   $19,350   $87,147  $102,693

Cost of revenues                10,783    13,396    48,351    57,786
                               --------  --------  -------- ---------

Gross profit                    12,677     5,954    38,796    44,907
                                    54%       31%       44%       44%

Operating expenses:
   Selling, general and
    administrative               8,142     9,647    37,569    55,523
   Research and development      6,028     8,183    30,292    38,166
   Restructuring and other
    charges                          -     2,488     6,948     5,010
   Impairment charge                 -    30,082    18,319    66,482
                               --------  --------  -------- ---------
        Total operating
         expenses               14,170    50,400    93,128   165,181
                               --------  --------  -------- ---------

Operating loss                  (1,493)  (44,446)  (54,332) (120,274)

Other income (expense), net       (150)    6,285    (1,559)   20,299
                               --------  --------  -------- ---------

Loss before income taxes        (1,643)  (38,161)  (55,891)  (99,975)

   Income tax (benefit)
    expense                        151      (833)      115    (1,436)
                               --------  --------  -------- ---------
Net loss                       $(1,794) $(37,328) $(56,006) $(98,539)
                               ========  ========  ======== =========

  Basic and diluted loss per
   common share                 $(0.05)   $(1.03)   $(1.54)   $(2.73)
                               ========  ========  ======== =========

  Weighted average basic and
   diluted shares outstanding   36,508    36,154    36,430    36,046
                               ========  ========  ======== =========





                          NMS COMMUNICATIONS
                 Condensed Consolidated Balance Sheet
                               (In $000)

                                                    Dec. 31,  Dec. 31,
                                                      2003      2002
                       ASSETS

Current assets:
     Cash, cash equivalents and marketable
      securities                                    $59,917   $85,824
     Accounts receivable, net of allowance for
      uncollectable accounts of
      $995 and $979, respectively                     9,254     8,617
     Inventories                                      3,193    10,170
     Prepaid expenses and other current assets        4,598     6,185

         Total current assets                        76,962   110,796


Property and equipment, net of accumulated
 depreciation and amortization of $28,745 and
 $26,752, respectively                                7,219    17,955
Other long-term assets                                2,147     2,558
Goodwill                                                  -    10,279
Other intangible assets, net                              -    13,495

Total assets                                        $86,328  $155,083
                                                    ======== =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                     $5,233    $6,496
Accrued expenses and other liabilities               13,115    15,337
Current liabilities                                  18,348    21,833

Long-term obligations, less current portion          57,742    69,067

Stockholders' equity                                 10,238    64,183

Total liabilities and stockholders' equity          $86,328  $155,083
                                                    ======== =========

    CONTACT: NMS Communications
             For media and industry analysts:
             Pam Kukla, 508-271-1611
             pam.kukla@nmscommunications.com
             or
             For financial analysts:
             William B. Gerraughty, Jr., CFO, 508-271-1209
             Bill_Gerraughty@nmss.com